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Exhibit 5.1

April 6, 2005

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: VantageMed Corporation Registration Statement on Form S-2

Ladies and Gentlemen:

        As legal counsel for VantageMed Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended, of 7,978,491 shares of common stock of the Company ("Common Stock'), including 2,602,147 shares of Common Stock, issuable by the Company upon the exercise of certain warrants described in the Registration Statement (the "Warrant Shares"), to be sold by the selling stockholders named in the Registration Statement.

        We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. With respect to our opinion below that the shares of Common Stock and the Warrant Shares have been duly authorized, we have relied solely upon our examination of the authorized shares provision of the Company's Certificate of Incorporation, as amended to the date hereof and as certified to be complete and true by the Secretary of the Company. With respect to our opinion that the Warrant Shares will be validly issued, we have assumed that such shares will be issued in accordance with the terms of the warrants and will be evidenced by appropriate certificates, duly executed and delivered.

        Based on such examination, we are of the opinion that the shares being registered pursuant to the Registration Statement are duly authorized shares of common stock that are (or will be in the case of the Warrant Shares if and when issued upon the exercise of the warrants in accordance with the terms of the warrants) validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. This opinion is to be used only in connection with the sale of the shares of Common Stock by the selling stockholders and the issuance of the Warrant Shares while the Registration Statement is in effect.

Very truly yours,

DLA Piper Rudnick Gray Cary US LLP

Kevin A. Coyle
Attorney
 kevin.coyle@dlapiper.com

Admitted to practice in California and New York

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  Exhibit 5.1